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                                                                     Exhibit 5.1

                    [Letterhead of LOCKE LIDDELL & SAPP LLP]


                                  April 26,2001


El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

      We have acted as counsel for El Paso Corporation, a Delaware corporation (the "Company"), in connection with the registration, pursuant to Post Effective Amendment No. 1 on Form S-8 to Form S-4 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering and sale of up to 11,753,264 shares of the Company's common stock, par value $3.00 per share (the "Common Stock"), which may be issued under the El Paso Corporation The Coastal Corporation Thrift Plan (the "Plan").

      In such capacity, we have examined the corporate documents of the Company, including its Certificate of Incorporation and its Bylaws, each as amended or restated, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of the expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

      Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued and paid for pursuant to the provisions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       LOCKE LIDDELL & SAPP LLP


                                       By: /s/ Laura McBurnett
                                          -------------------------
                                               Laura McBurnett